Exhibit 31.1

SIZMEK INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)

I, Neil H. Nguyen, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Sizmek Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 22, 2016	/s/ NEIL H. NGUYEN Neil H. Nguyen President and Chief Executive Officer